As filed with the Securities and Exchange Commission on August 29, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

SPEEDFAM-IPEC, INC.
(Exact name of Registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation or organization)	36-2421613 (I.R.S. Employer Identification Number)

305 North 54th Street
Chandler, Arizona 85226
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

1995 EMPLOYEE STOCK PURCHASE PLAN
OF SPEEDFAM-IPEC, INC.
(Full title of the Plans)

J. Michael Dodson
Secretary and Chief Financial Officer
SpeedFam-IPEC, Inc.
305 North 54th Street
Chandler, Arizona 85226
(480) 705-2100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Neil Wolff
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304
(650) 493-9300

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
	Amount	Offering	Aggregate	Amount of
Title of Securities to	to be	Price	Offering	Registration
be Registered	Registered	Per Share (1)	Price	Fee

1995 Employee Stock Purchase Plan:

Common Stock, no par value	301,164	$2.005	$603,834	$150.96

			Total:	$150.96

(1)	Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of calculating the registration fee based on the price of $2.005 per share, which was the average of the high and low price per share of the Common Stock as reported on the Nasdaq National Market on August 28, 2001.

STATEMENT UNDER GENERAL INSTRUCTION E

         The contents of the Registrant’s Form S-8 Registration Statement (File Nos. 333-50896, 333-67845 and 33-98026) are incorporated by reference into this Registration Statement.

PART II

Item 8. Exhibits.

5.1	Opinion of counsel as to legality of securities being registered.

23.1	Consent of KPMG LLP.

23.2	Consent of counsel (contained in Exhibit 5.1)

24.1	Power of Attorney (see page II-4)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chandler, State of Arizona on August 29, 2001.

SPEEDFAM-IPEC, INC.

By:	/s/ J. Michael Dodson

J. Michael Dodson

Chief Financial Officer and Secretary

(Principal Financial Officer)

August 29, 2001

By:	/s/ G. Michael Latta

G. Michael Latta

Corporate Controller

(Principal Accounting Officer)

August 29, 2001

POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard J. Faubert, J. Michael Dodson and G. Michael Latta, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Richard J. Faubert	Chief Executive Officer and Director (Principal Executive Officer)	August 29, 2001
Richard J. Faubert

/s/ J. Michael Dodson	Chief Financial Officer and Secretary (Principal Financial Officer)	August 29, 2001
J. Michael Dodson

/s/ G. Michael Latta	Corporate Controller (Principal Accounting Officer)	August 29, 2001
G. Michael Latta

SIGNATURE	TITLE	DATE

/s/ Peter Simone	Chairman of the Board	August 29, 2001

Peter Simone

/s/ James N. Farley	Director	August 29, 2001

James N. Farley

/s/ Sanjeev R. Chitre	Director	August 29, 2001

Sanjeev R. Chitre

/s/ Neil R. Bonke	Director	August 29, 2001

Neil R. Bonke

/s/ Richard S. Hill	Director	August 29, 2001

Richard S. Hill

/s/ Kenneth Levy	Director	August 29, 2001

Kenneth Levy

/s/ Makoto Kouzuma	Director	August 29, 2001

Makoto Kouzuma

/s/ Carl Neun	Director	August 29, 2001

Carl Neun

INDEX TO EXHIBITS

Exhibit Number	Exhibit Document

5.1	Opinion of counsel as to legality of securities being registered.

23.1	Consent of KPMG LLP.

23.2	Consent of counsel (contained in Exhibit 5.1)

24.1	Power of Attorney (see page II-4)